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                                                                    EXHIBIT 10.4

                               REAL PROPERTY LEASE

THIS REAL PROPERTY LEASE ("Lease") is made and entered into as of the last date of execution by the parties hereto, by and between JOHN E. MORGAN and LEONA P. MORGAN, husband and wife, as to an undivided one half interest and ELIZABETH E. CULBRETH, a single person, as to an undivided one quarter interest and HAZEL M. FRANTZ, a single person, as to an undivided one quarter interest, d/b/a GSB Partnership, of 302 Lee Boulevard, Suite 102, Lehigh Acres, Florida 33936 ("Landlord"), and LEHIGH ACRES FIRST NATIONAL BANK, of 1300 Homestead Road North, Lehigh Acres, Florida 33936 ("Tenant").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property and all improvements thereupon, including but not limited to all buildings, fixtures, equipment, furniture and all other property of every kind and character owned by Landlord and located on, attached to, or used in connection therewith ("Premises"), situated in Lehigh Acres, Florida, and commonly referred to as 1300 Homestead Road North, Lehigh Acres, Florida 33936, and as more particularly described on Exhibit "A" attached hereto and made a part hereof.

2. TRIPLE NET LEASE. This is a triple net Lease. Tenant, in addition to the payment of "Rent" (as hereinafter defined) shall also pay and be responsible for all taxes, insurance, repairs and maintenance relating to the Premises.

3.       TERM, EFFECTIVE DATE, RENT COMMENCEMENT DATE.

         a. Term. The term of this Lease ("Term") shall consist of the "Primary Term" and may include one or more "Option Terms."

         b. Primary Term. The primary term of this Lease ("Primary Term") shall be ten (10) years from the "Rent Commencement Date" (as hereinafter defined). The Primary Term shall commence on the Rent Commencement Date and shall end at 12:01 A.M. on the date which is ten (10) years after the Rent Commencement Date.

         C. Option Terms. The Tenant shall have two (2) rights to extend the Term of this Lease for two (2) separate five (5) year terms ("Option Term(s)"). Each Option Term must be exercised by the Tenant sending written notice of the exercise of this option to the Landlord, not less than ninety (90) days prior to the expiration of the preceding Term. These rights and options are wholly conditioned and contingent upon (i) the Tenant not being in default beyond the applicable cure periods under this Lease upon the exercise of an option, and
(ii) in addition to the condition above, the second Option Term is conditioned and contingent upon the exercise of the preceding Option Term.

         d. Effective Date. The term "Effective Date" shall mean the latest date of execution of this Lease by the parties hereto.


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         e. Lease Year. The term "Lease Year" shall mean any period of twelve
(12) calendar months commencing on the Rent Commencement Date or an anniversary thereof and ending on the last day of the twelfth (12th) month thereafter.

         f. Rent Commencement Date. The term "Rent Commencement Date" shall mean June 1, 2005.

4.       RENT

         a. Triple Net Expenses. From and after the Rent Commencement Date, triple net expenses will be payable by Tenant, including but not limited to, all ad valorem taxes, all tangible property taxes and any other taxes relating to the premises, assessments, all insurance relating to the premises as required herein and all repairs and maintenance to the premises.

         b. Primary Term Rent. During the Primary Term of this Lease and commencing on the Rent Commencement Date, Tenant shall pay to Landlord as Rent ("Rent") for the Premises, plus triple net expenses, through and including the last day of the sixtieth (60th) month after the Rent Commencement Date, the net sum of SEVEN THOUSAND NINE HUNDRED SEVENTY SEVEN DOLLARS ($7,977.00) per month plus applicable sales tax. Tenant shall pay to Landlord as Rent for the Premises, plus triple net expenses, from the first day of the sixty-first (61st) month through and including the last day of the one-hundred-twentieth (120th) month after the Rent Commencement Date, the net sum of EIGHT THOUSAND SEVEN HUNDRED SEVENTY FIVE DOLLARS ($8,775.00) per month, plus applicable sales tax. If the Rent Commencement Date is a day other than the first day of a month, the Rent for the first and last month of this period shall be prorated. In addition, Tenant shall pay all triple net expenses, including but not limited to, all ad valorem taxes, all tangible property taxes and any other taxes relating to the premises, assessments, all insurance relating to the premises as required herein and all repairs and maintenance to the premises.

         C. Option Term Rent. During the Option Terms of this Lease, Tenant shall pay to Landlord, as Rent for the Premises, the sums as set forth below:

            (1) During the first Option Term, Tenant shall pay to Landlord, as Rent, the net sum of NINE THOUSAND SIX HUNDRED FIFTY TWO DOLLARS ($9,652.00) per month, plus applicable sales tax. In addition, Tenant shall pay all triple net expenses, including but not limited to, all ad valorem taxes, all tangible property taxes and any other taxes relating to the premises, assessments, all insurance relating to the premises as required herein and all repairs and maintenance to the premises.

            (2) During the second Option Term, Tenant shall pay to Landlord, as Rent, the net sum of TEN THOUSAND SIX HUNDRED EIGHTEEN DOLLARS ($10,618.00) per month, plus applicable


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                  sales tax. In addition, Tenant shall pay all triple net
                  expenses, including but not limited to, all ad valorem taxes, all tangible property taxes and any other taxes relating to the premises, assessments, all insurance relating to the premises as required herein and all repairs and maintenance to the premises.

         d. Payment Date. Rent is payable in advance on or before the first
(1st) day of each and every calendar month, at the address of Landlord set forth herein, without demand.

         e. Sums Expended. In the event Tenant, at any time, does not strictly comply with all of the terms, covenants and conditions of this lease, Landlord may, without obligation, but following written notice to Tenant, elect to perform on behalf of Tenant. In such event, any amounts expended by Landlord shall be immediately due and payable by Tenant to Landlord as additional Rent hereunder, and, in the event of nonpayment thereof, Landlord shall be entitled to exercise all of its remedies for Tenant's failure to pay Rent as set forth herein.

5. DEPOSIT and PRE-PAID RENT. On or before June 1, 2005, Tenant shall pay to Landlord the sum of $7,977.00 as a prepayment of the first (1st) month's Rent due under the Primary Term, as set forth in Section 4(b)(1) above.

         On or before October 31, 1999 the Tenant shall pay the sum of $15,000.00 as a prepayment of rent securing the performance of its obligations under this lease. Tenant agrees that there shall be no restriction on the use of these funds by Landlord and there shall be no requirement that the pre-payment of rent be held in a separate or interest bearing account.

         This prepayment of rent shall be held as a credit for the Tenant in either the settlement of disputes between the Landlord and Tenant or for the payment toward the final two (2) months rent due under the terms of this Lease.

6. "AS IS" CONDITION OF THE PREMISES. Tenant agrees that it has examined and knows the condition of the Premises and every part thereof and improvements thereon, and that no statements or representations as to the condition or repair of the Premises have been made by or for Landlord prior to or contemporaneously with the execution of this lease. TENANT ACCEPTS THE PREMISES AND IMPROVEMENTS THEREON IN AN "AS IS, WHERE IS CONDITION, SUBJECT TO All FAULT."

7. QUIET ENJOYMENT: INSPECTION RIGHTS OF LANDLORD. Landlord agrees that if Tenant is not in default hereunder, Tenant's quiet and peaceable enjoyment of the Premises during the Term of this lease shall not be disturbed by Landlord. Notwithstanding the above-stated language, during the Term of this lease, Landlord shall have the right to enter the Premises after prior, reasonable notice to Tenant, for the purpose of inspection, or for any other lawful purpose.

8. USE. Tenant shall use and occupy the Premises for the operation of a state or national bank or any other lawful business, which other lawful business shall be subject


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to Landlord's consent, which shall not be unreasonably withheld or delayed.

9. LAWS AND STANDARDS. Tenant shall promptly comply with all laws, ordinances, rules and regulations of all Federal, state, county and municipal governments now in force or that may be enacted hereafter, with all directions, rules and regulations of the fire marshal, health officer, building inspector or other proper officers of the governmental agencies having jurisdiction and with such standards established from time to time by the National Board of Fire Underwriters of the National Fire Protective Association, or any similar bodies which are applicable to Tenant's use and occupancy of the Premises.

10. UTILITIES AND OTHER COSTS. From and after the Rent Commencement Date Tenant shall pay for all water, fuel, light, power, heat, telephone, sewer and rubbish services or other utility services supplied to the Premises, as well as any other similar costs and expenses which are customarily paid by tenants under triple net leases. Landlord shall not be liable to Tenant if said utilities or services are interrupted or terminated because of necessary repairs, installations, improvements or any cause beyond Landlord's control.

11. REPAIR AND MAINTENANCE. Landlord shall have no obligation, express or implied, for repair and maintenance other than as specifically provided for hereinabove in paragraph 6. Tenant shall keep and maintain the Premises in a clean and sanitary order and in good condition and repair. Tenant shall make such structural and nonstructural repairs and replacements to the Premises as may from time to time be necessary or required for the proper use thereof.

12.      ALTERATIONS, SIGNS.

         a. Tenant shall have the right to make structural and non-structural changes or alterations to the building or improvements on the Premises. Prior to the commencement of any construction for alterations, Tenant shall furnish to Landlord, for its approval, which shall not be unreasonably withheld or delayed, plans and specifications for such alterations. In the event Landlord fails to approve or disapprove, as the case may be, such plans within fifteen (15) days from the date of submission to Landlord, then Landlord shall be deemed to have approved the same.

         Notwithstanding the aforesaid, Tenant shall be able to make minor, non-structural changes or alterations to the building or improvements on the Premises without Landlord's prior approval, so long as the cost of the changes or improvements do not exceed $5,000.00.

         b. Tenant shall have the right, at Tenant's sole cost, to erect, install, maintain, and operate on the Premises such equipment, trade and business fixtures, and signs as Tenant may deem advisable for the operation of Tenant's business. Such items shall not be deemed to be part of the Premises, but shall remain the property of Tenant. All such installations shall be effected in compliance with applicable governmental laws, ordinances and regulations. At any time during the term of this lease, Tenant shall have



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the right to remove its equipment, trade or business fixtures, signs and other personal property from the Premises provided that (i) Tenant is not then in default, and (ii) Tenant shall repair any damage to the improvements and building of the Premises resulting from such removal.

13.      LIABILITY INSURANCE.

         a. From and after the Rent Commencement Date, and continuing throughout the Term, Tenant shall procure, maintain and keep in force, comprehensive general liability insurance for claims for bodily injury, death or property damage, occurring in or about the Premises, with a limit of two million ($2,000,000.00) each occurrence for bodily injury or death to any one person, or property damage with a general policy aggregate of $2,000,000.00. Landlord shall be named as an additional insured. Tenant shall provide certificates of such insurance to Landlord on or prior to the Rent Commencement Date.

         b. If Tenant shall not provide evidence of insurance, Landlord may, at its option, cause such insurance to be issued, and Tenant shall pay the premiums for such insurance, which shall be deemed additional Rent, promptly upon demand by Landlord.

14.      FIRE/EXTENDED COVERAGE INSURANCE.

         a. From and after the Rent Commencement Date, Tenant shall procure at its expense, a standard form policy or policies of insurance providing coverage against loss by fire, extended coverage, vandalism and malicious mischief insurance, including wind damage and hurricane coverage if available, on the building and other improvements constructed upon the Premises in an amount equal to one hundred percent (100%) of the full replacement value of the building (exclusive of foundations) and improvements. Landlord shall be named as an additional insured. Tenant shall provide certificates of such insurance to Landlord on or prior to the Rent Commencement Date.

         b. If Tenant shall not provide evidence of insurance, Landlord may, at its option, cause such insurance to be issued, and Tenant shall pay the premiums for such insurance, which shall be deemed additional Rent, promptly upon demand by Landlord.

         C. If the building or other improvements shall be damaged or destroyed prior to or during the Term by fire or other casualty, either Landlord or Tenant shall have the right, but not the obligation, to elect to cancel or terminate this lease. Said right shall be exercised in writing and delivered to other party within sixty (60) days after the date of such occurrence as set forth in this Section. Upon such termination, Landlord shall be entitled to all insurance proceeds covering the Premises (but not covering Tenant's equipment, trade or business fixtures or personal property, furnishings or furniture) resulting from such damage or destruction.

         d. If the building or other improvements shall be damaged or destroyed during the Term by fire or other casualty, and neither Landlord nor Tenant elects to


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terminate the lease, as permitted above, then promptly after adjustment of the insurance claim and the agreement of Landlord to make the proceeds available to Tenant to restore the improvements, Tenant, using any and all available insurance proceeds, shall repair and restore the building and improvements to approximately the same condition as existed immediately prior to the date of such damage or destruction. During the time of such repair and restoration, if Tenant is unable to operate its business, there shall be an abatement of all rental obligations hereunder.

         e. The Tenant acknowledges that the insurance provided above insures only the building and improvements and not its contents and Tenant will procure renter's or other coverage as it deems necessary.

15. MECHANIC'S LIENS. Tenant agrees and covenants that it will not allow any mechanic's liens, or other liens for any labor performed or materials furnished which may cloud or impair title to the Premises, and that if any such liens shall arise, within twenty (20) days after request from Landlord, Tenant shall either discharge and cancel the lien of record or post a bond (in connection with which Tenant may contest any claims of any persons who have provided or alleged to have provided, work to the Premises) in favor of Tenant.

16. INDEMNITY. Except as set forth in Section 18 below, Landlord shall not be liable for any damage or liability of any kind, for any injury or death of persons, or damage to property of Tenant or any other person occurring from and after the date of execution of this lease, from any cause whatsoever, by reason of the use or occupancy of the Premises by Tenant or any person thereon or holding under Tenant, unless such damage is caused by the negligent or willful act or omission of Landlord, its employees or agents. Tenant shall indemnify and save Landlord harmless from all liability whatsoever, on account of any such real or claimed damage or injury and from all liens, claims and demands arising out of the use or occupancy of the Premises and its facilities, or any repairs, alterations or improvements which Tenant may make to the Premises, unless such liability is caused by the negligent or wilful act or omission of Landlord, its agents or employees.

17. WAIVER OF SUBROGATION. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or property of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. The parties further agree neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease, and each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any covered damage.

18.      PROPERTY TAXES.

         a. Taxes. From and after the Rent Commencement Date, Tenant, in



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accordance with Section 19(d) below, shall pay all taxes, assessments, levies, fees, water and sewer charges, sales and use taxes and all other governmental charges, general and special, ordinary and extraordinary, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (i) the Premises, (ii) this lease; or (iii) any personal property owned or leased by Tenant. Notwithstanding the foregoing, Tenant shall not be required to pay any franchise, rent, corporate, estate, inheritance, succession, transfer, income, profits or revenue taxes of Landlord, unless any such tax is imposed or levied upon or assessed against Landlord in substitution for or in place of any other tax, assessment, charge or levy referred to above.

         b. Apportionment. All property taxes and assessments that shall become due and payable during the first and last years of the Term of this lease, shall be apportioned pro rata between Landlord and Tenant in accordance with the respective number of months during which the Tenant occupies the Premises, commencing with the Rent Commencement Date, and shall be based on the taxing authority's year. For the first year of the Term of this lease, Tenant shall pay Landlord its pro rata share of the taxes for the current year, within ten (10) days of the presentation by Landlord to Tenant of the tax bill for the current year.

         C. Contesting Assessment. Tenant, at its expense, shall have the right to contest the amount or validity of any tax or assessment imposed against the Premises, but Landlord shall not be liable for any expenses, including attorney's fees, in connection therewith. Landlord will cooperate with Tenant in its contest of any tax or assessment imposed against the Premises.

         d. Method of Payment. Tenant shall pay all taxes and assessments due at least thirty (30) days prior to the date due and within fifteen (15) days of payment provide written proof of payment to Landlord.

19.      BANKRUPTCY OR INSOLVENCY.

         a. In the event of the filing or commencement of any proceeding by or against Tenant under the Bankruptcy Code, the duly appointed Trustee, subject to Court approval, shall have the right to assume this lease if the Trustee shall
(i) cure any default or provide adequate assurance that the Trustee will promptly cure such default; (ii) compensate or provide adequate assurance that the Trustee will promptly compensate the Landlord for any actual loss resulting from such default; and (iii) provide adequate assurance of future performance of the covenants, agreements and obligations of Tenant under the terms of this lease.

         b. The failure by the Trustee to assume or reject this lease within sixty (60) days after the order for relief (Chapter 7), or within sixty (60) days of confirmation of a plan (Chapter 11), shall, at Landlord's option, be deemed a rejection.



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20.      DEFAULT.

         a. The default on the part of Tenant shall exist under this lease when:

         (1) Tenant fails to pay any monetary sum due hereunder, including without limitation, Rent or any other charges as and when due, and such failure continues for ten (10) days after written notice thereof by Landlord to Tenant;

         (2) Tenant fails to observe or perform any other provision, covenant or condition of this lease to be observed or performed by Tenant, and such failure continues for thirty
                  (30) days after written notice thereof by Landlord to Tenant; provided if such default cannot reasonably be cured within thirty (30) days, then Tenant shall have additional time to cure such default as is reasonable and necessary; provided that Tenant diligently, continuously and in good faith prosecutes the cure of such default;

         (3) A general assignment by Tenant for the benefit of creditors occurs or the filing by or against Tenant of any proceeding under any insolvency or bankruptcy law occurs, or the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this lease, unless such seizure is discharged within sixty (60) days thereof for the purpose of effecting a moratorium upon or composition of its debts occurs within sixty (60) days.

         b. In the event of a default, Landlord may treat same as a breach of this lease, and, in addition to any or all other rights or remedies of Landlord, and by the law provided and without being considered an election of remedies, Landlord shall have the option without further notice or demand: (i) to declare the Term hereof ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; or (ii) without declaring this lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and any other charges which have become payable or which may thereafter become payable; or (iii) even though Landlord may have reentered the Premises, to thereafter elect to terminate this lease and all of the rights of Tenant in or to the Premises.

         c. Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action in unlawful detainee, or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that Landlord has so elected to terminate this lease. The service by Landlord of any notice pursuant to the unlawful detainer statutes of the state where the Premises are situated and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is



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evidenced by a written notice to Tenant) be deemed to be a termination of this lease. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property belonging to Tenant and located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

         d. Should Landlord elect to terminate this lease, Landlord may recover from Tenant as damages: (i) the worth at the time of award of judgment of the unpaid rent which had been earned at the time of termination; plus (ii) the worth at the time of award of judgment of the amount by which the unpaid rent for the balance of the term of the lease exceeds the fair rental value of the Premises; plus (iii) any reasonable costs or expenses incurred by Landlord in,
(a) retaking possession of the Premises, including reasonable attorney's fees therefor, (b) leasing commissions, and (c) any other reasonable costs necessary or appropriate to relet the Premises; plus (d) such other reasonable amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the state where the Premises are situated.

         e. Efforts by the Landlord to mitigate the damages caused by the Tenant's breach of the lease do not waive the Landlord's right to recover damages.

         f. Even though Tenant has breached this lease and abandoned the Premises, this lease shall remain in effect for so long as Landlord does not terminate the lease, and the Landlord may enforce all its rights and remedies under this lease, including the right to recover the Rent as it becomes due under this lease. The following do not constitute a termination of Tenant's right to possession: (i) acts of maintenance or preservation; (ii) efforts to relet the Premises; or (iii) the appointment of a receiver on initiation by Landlord to protect its interest under this lease. Should Landlord relet the Premises on account of the Tenant, the Landlord shall not be obligated to terminate this lease, and in addition to such other relief as may be allowed by law, Landlord may recover from Tenant the past due Rent and unpaid Rent for the balance of the Term of the lease, less the amount of rent collected under the reletting of the Premises, plus (iii) any reasonable costs or expenses incurred by Landlord in, (a) retaking possession of the Premises, including reasonable attorneys fees therefor, (b) leasing commissions, and (c) any other reasonable costs necessary or appropriate to relet the Premises. Landlord shall have no obligation or duty to Tenant to relet the Premises.

         g. The rights of Landlord are not exclusive and shall be cumulative to all other rights or remedies now or hereafter given to Landlord by law or by the terms; of this Lease. Nothing herein affects the right of Landlord to equitable relief where such relief is appropriate. The bringing of an action as described herein does not affect Landlord's right to bring a separate action for relief on termination, or in equity but no relief shall be requested and no damages shall be recovered in the subsequent action for any detriment for which a claim for damages was made and determined on the merits in the previous action.


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21.      CONDEMNATION.

         a. If thirty percent (30%) or more of the rentable area of the Premises including any dedicated parking areas or drive-thru banking lanes shall be acquired or condemned by power of condemnation or eminent domain, or be sold in lieu thereof, then Tenant, by written notice given within sixty (60) days after notice of such taking or acquisition, may terminate this Lease effective on the date that title vests in the condemning authority. In the event Tenant receives any portion of the condemnation proceeds, Tenant shall first be entitled to retain the amount of the proceeds equal to Tenant's compensation for reasonable attorney's fees and relocation expenses associated with the condemnation event. To the extent, but not exceeding the remaining condemnation proceeds received by Tenant, Tenant shall pay to Landlord the amount representing the present value of the remaining rent due under the Lease. Tenant, however, shall not reimburse Landlord for the remaining payments under the Lease to the extent that Landlord receives compensation from the condemning authority for the loss of its expected income under the lease.

         b. If all or any portion of the Premises shall be acquired by authority of any governmental authority pursuant to the exercise of its power of eminent domain or by deed in lieu thereof and the Lease is not terminated then, commencing on the date of such acquisition, the Rent provided shall be reduced in the same proportion that the fair rental value of the Premises immediately after such acquisition and any restoration agreed to be performed by the parties hereto bears to the fair rental value of the Premises immediately prior to such acquisition. In addition, if Tenant shall restore the remaining portion of the Premises to as close to its previously existing condition as possible, then Tenant shall first be entitled to recover its expenses incurred in such restoration out of any such award and the balance shall be allocated to Landlord, as aforesaid. If the parties are unable to agree on such fair rental values within ninety (90) days after the date of such acquisition, the same shall be determined by appraisal. Until the new Rent shall have been determined, Tenant shall continue to pay Rent at the rate in effect immediately prior to such acquisition, and upon such determination, an appropriate adjustment shall be made.

         c. If the parties do not agree upon any fair rental value, then Landlord shall within ten (10) days provide Tenant with the name of three (3) appraisers. Tenant shall within ten (10) days select one of the named appraisers, who shall determine the fair rental value. All appraisers appointed shall be licensed by the State of Florida, shall be members of the Appraisal Institute and shall be qualified by experience and ability to determine the foregoing fair rental value, and the fees and other costs shall be shared equally by both Landlord and Tenant.

22.      ASSIGNMENT.

         a. Tenant shall have the right to assign this Lease, or its rights hereunder, or to sublet all or any part of the Premises to an entity owned or controlled by Tenant without the prior written consent of the Landlord. In all other cases, Tenant must obtain Landlord's prior written consent, which consent shall not be unreasonably withheld or


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delayed. In the event of an assignment or sublease, Tenant shall remain primarily liable for any and all obligations under this Lease. No assignment or sublease shall alter, affect or modify any of the rights of Landlord under this Lease. In the event of such assignment or sublet, and provided that the new use is related to banking or any other financial service, Landlord agrees that such use is permissible under the terms of this Lease.

         b. Tenant may mortgage, pledge or otherwise encumber its interest in this lease or in the Premises to any financial institution advancing purchase-money financing for Tenant's operations on the Premises; provided, however, that in the event of a foreclosure of the interest of such financial institution, the Premises may be used only in the manner permitted by this lease.

23. NOTICES. Any and all notices or demands by or from Landlord to Tenant, or Tenant to Landlord shall be in writing. They shall be served either personally, via messenger or overnight carrier, or by certified mail. If served personally, service shall be conclusively deemed made at the time of service. If served by certified mail, service shall be conclusively deemed made twenty-four
(24) hours after deposit thereof in the United States mail, postage prepaid.

Any notice or demand to Landlord may be given unto it at:

          John E. Morgan
          302 Lee Boulevard, Suite 102
          Lehigh Acres, Florida 33936

Any notice or demand to Tenant may be given unto it at:

          Lloyd J. Weber
          1300 Homestead Road North
          Lehigh Acres, Florida 33936

With copy to:

          Neil E. Grayson, Esquire
          Nelson Mullins Riley & Scarborough L.L.P.
          999 Peachtree Street, N.E.
          First Union Plaza, Suite 1400
          Atlanta, Georgia 30309

Said addresses may be changed from time to time by notice given in accordance with the provisions of this Section.

24. TERMINATION. On the last day of the Term of this Lease or sooner termination as provided herein, Tenant shall peaceably and quietly leave the Premises in good working order, condition and repair, damage by events or acts beyond the reasonable control of Tenant and permitted alterations excepted. The Premises shall be returned in a



Real Property Lease                05/26/99                       Page 11 of 15
broom clean condition.

25. HOLDING OVER. Tenant shall not continue to conduct its business at the Premises after the last day of the Term herein created. Any holding over shall create no more than a month-to-month tenancy, subject to all of the terms and conditions of this Lease provided herein.

26.      HAZARDOUS SUBSTANCES.

         a. Tenant shall not cause or permit to occur: (i) any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any hazardous substances on, under, or about the Premises, other than used in Tenant's ordinary course of business.

         b. Tenant shall comply with all laws regulating the use, generation, storage, transportation, or disposal of hazardous substances.

         c. If Tenant fails to fulfill any duty imposed under this provision, then Landlord may take whatever actions are necessary to correct the situation, and Tenant shall reimburse Landlord for all costs associated therewith (including reasonable attorney's fees).

         d. Tenant shall indemnify, defend, and hold harmless the Landlord from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith arising out of or in any way connected with any deposit, spill, discharge, or other release of hazardous substances that occurs during the Term of this Lease.

         e. Landlord shall indemnify, defend and hold harmless the Tenant from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith arising out of or in any way connected with any deposit, spill, discharge or other release of hazardous substances that occur before or after the Term of this Lease.

27. LEASING COMMISSION. Landlord and Tenant each represent and warrant to the other that there are no claims for broker's commissions or finder's fees in connection with the execution and delivery of this Lease, and Landlord and Tenant each agree to indemnify the other against and hold such party harmless from all liabilities arising from a breach of the representation and warranty made by such party herein, including, without limitation, reasonable attorney's fees and related court costs.

28.      MISCELLANEOUS PROVISIONS.

         a. Nothing contained in this Lease shall be deemed or construed by the parties hereto, or any third party, to create the relationship of principal and agent, or of partnership or of joint venture, or of trustee and beneficiary, or of any other association between the parties hereto, and neither the method of payment of any monies hereunder,


Real Property Lease                 05/26/99                       Page 12 of 15
nor any other provisions in this Lease, nor any acts of the parties hereto, shall be deemed to create any relationship set forth hereinabove.

         b. No waiver of default by the party or parties hereunder shall be implied from any omission by a party or parties to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this Lease by a party or parties shall not be deemed to waive or render unnecessary the consent to or approval of said party or parties of any subsequent or similar acts by a party or parties.

         c. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one Lease.

         d. This lease shall be construed according to the laws of the State of Florida.

         e. Time is of the essence of this lease.

         f. Should any portion of this lease be declared invalid and unenforceable, then such portion shall be deemed to be severable from this lease and shall not affect the remainder thereof.

         g. It is expressly understood that this lease contains all terms, covenants, conditions and agreements between the parties hereto relating to the subject matter of this lease, and that no prior agreements or understandings, either oral or written, pertaining to the same, shall be valid or of any force or effect, and that the terms, covenants, conditions and provisions of this lease cannot be altered, changed, modified or added to except in writing by all the parties hereto.

         h. Should any party or parties hereto institute any action or proceeding in Court or by arbitration to enforce any provision or provisions hereof, or for damages by reason of any default under this lease, or for a declaration of such party's or parties' rights or obligations hereunder, or for any other judicial remedies, the prevailing party or parties shall be entitled to receive from the losing party or parties such amount as the Court may find to be reasonable and actual attorney's fees and costs incurred for the services rendered the party or parties prevailing in any such action or proceeding or on appeal therefrom.

         i. This lease shall be binding upon and inure to the benefit of the personal and legal representatives, successors and assigns of the parties.

         j. The time for the completion of any alterations, repairs or improvements shall be deemed extended by time lost due to delays resulting from acts of God, strikes, unavailability of materials, civil riots, floods, other unusually inclement weather (but not including seasonally inclement weather), national or labor restrictions by governmental


Real Property Lease                 05/26/99                       Page 13 of 15
authority, and any other cause not within the control of such party.

     k. Landlord hereby permits Tenant to retain, during the Term of this lease, all warranties and guarantees pertaining to improvements and equipment erected or installed upon the Premises. In the event of termination of this lease when any warranties or guarantees are still applicable, Tenant hereby assigns to Landlord, effective as of the date of termination, all such warranties and guarantees pertaining to the improvements (including, without limitation, all heating and air conditioning equipment installed upon the Premises, but not including Tenant's kitchen equipment, furniture, personal property or inventory).

     l. Tenant accepts this lease subject and subordinate to any mortgage, deed of trust or other lien presently now existing upon the Premises and to any renewals and extensions thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust or other lien hereafter placed upon the Premises, and Tenant agrees upon demand to execute such further instruments subordinating the lease upon the express condition that this lease shall be recognized by the mortgagee by the execution of a non-disturbance agreement and that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all of the covenants and conditions of this Lease.

The parties hereto have executed this Lease as of the dates set forth below.

Signatures, Date and Witness for John E. Morgan and Leona P. Morgan
________________________________________________________________________________

Date  May 26, 1999                              Landlord
      -----------------------------


/s/ Amy A. Wellington                           /s/ John E. Morgan
-----------------------------------             --------------------------------
Witness                                         John E. Morgan

    Amy A. Wellington
-----------------------------------
Typed or Printed Name of Witness
       (Two Required)


/s/ Susan E. Vertefeuille                       /s/ Leona P. Morgan
-----------------------------------             --------------------------------
Witness                                         Leona P. Morgan
    Susan E. Vertefeuille
-----------------------------------
Typed or Printed Name of Witness
       (Two Required)


Real Property Lease                   05/26/99                     Page 14 of 15

Signature, Date and Witness for Elizabeth E. Culbreth
------------------------------------------------------------------------------

Dated    6/7/99                                        Landlord
      ------------


/s/  Laura L. Blocklin                              /s/  Elizabeth E. Culbreth
------------------------------------------------    --------------------------
Witness                                             Elizabeth E. Culbreth


Laura L. Blocklin
------------------------------------------------
Typed or Printed Name of Witness (Two Required)



/s/  Michael F. Blocklin
------------------------------------------------
Witness


Michael F. Blocklin
------------------------------------------------
Typed or Printed Name of Witness (Two Required)



Signature, Date and Witness of Hazel M. Frantz
------------------------------------------------------------------------------

Dated    6/7/99                                        Landlord
      ------------


/s/  Laura L. Blocklin                              /s/  Hazel H. Frantz
------------------------------------------------    --------------------------
Witness                                             Hazel H. Frantz


Laura L. Blocklin
------------------------------------------------
Typed or Printed Name of Witness (Two Required)


/s/  Michael F. Blocklin
------------------------------------------------
Witness


Michael F. Blocklin
------------------------------------------------
Typed or Printed Name of Witness (Two Required)



Signature, Date and Witness for First National Bank of Lehigh Acres
------------------------------------------------------------------------------

                                                    Tenant
                                                    First National Bank of
Dated    6/15/99                                    Lehigh Acres
      ------------


/s/  Shirley A. Sheets                              /s/  James D. Hull
------------------------------------------------    --------------------------
Witness


Shirley A. Sheets                                   James D. Hull
------------------------------------------------    ---------------------------
Typed or Printed Name of Witness (Two Required)     Typed or Printed Name of
                                                    Officer

                                                    Its: Chairperson
                                                         ----------------------
/s/  Rebecca A. Wilson
------------------------------------------------
Witness


Rebecca A. Wilson
------------------------------------------------
Typed or Printed Name of Witness (Two Required)


Real Property Lease                05/26/99                 Page 15 of 15